EXHIBIT 5


                                                    May 1, 1997



Southdown, Inc.
1200 Smith Street, Suite 2400
Houston, Texas 77002

Gentlemen:

We have acted as counsel to Southdown, Inc., a Louisiana corporation (the "Company"), in connection with the proposed issuance by the Company of up to an additional 250,000 shares (the "Shares") of Common Stock, $1.25 par value per share (including the associated Rights attached thereto issuable pursuant to the Rights Agreement dated as of March 4, 1991 between the Company and Chemical Mellon Shareholder Services, Inc., the "Common Stock"), upon the exercise of options granted to directors of the Company pursuant to the terms of the Company's 1991 Nonqualified Stock Option Plan for Non-Employee Directors, as amended (the "Plan"). The Company has filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, a Registration Statement on Form S-8 (Registration No. 33-45144) relating to 150,000 shares of Common Stock subject to the Plan and a second Registration Statement on Form S-8 for the Shares (the "Registration Statement").

We  have  examined   originals  or  copies  of  (i)  the  Restated  Articles  of
Incorporation of the Company, as amended, (ii) the Bylaws of the Company, as amended, (iii) the Plan, (iv) certain resolutions of the Board of Directors of the Company, and (v) such other documents and records as we have deemed necessary and relevant for purposes hereof. In addition, we have relied on certificates of officers of the Company and certificates and telegrams of public officials as to certain matters of fact relating to this opinion and have made such investigations of law as we have deemed necessary and relevant as a basis hereof.

We have assumed the genuineness of all signatures, the authenticity of all documents, certificates and records submitted to us as originals, the conformity to original documents, certificates and records of all documents, certificates and records submitted to us as copies, and the truthfulness of all statements of fact contained therein.




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Based upon the  foregoing and subject to the  limitations  and  assumptions  set forth herein and having due regard for such legal considerations as we deem relevant, we are of the opinion that:

     1. The Company is duly incorporated, validly existing and in good standing under the laws of the State of Louisiana.

     2. The Shares have been duly authorized and, when issued, delivered and paid for, and when certificates representing the Shares shall have been executed in facsimile by proper officers of the Company, authenticated by the transfer agent for the Shares, and delivered for a consideration at least equal to the par value of the Shares, all in accordance with the provisions and conditions of the Plan and the Agreement, will be validly issued, fully paid and nonassessable.

The foregoing opinion is based on and is limited to the laws of the State of Texas and the State of Louisiana and the relevant law of the United States of America, and we render no opinion with respect to the law of any other jurisdiction. Insofar as the law of the State of Louisiana is applicable to the matters discussed herein, we have relied upon the opinion of Correro Fishman Haygood Phelps Weiss Walmsley & Casteix, a copy of which is attached hereto, and our opinion is subject to the qualifications, limitations and assumptions set forth therein. We hereby consent to the filing of this opinion with the Commission as Exhibit 5 to the Registration Statement.

                                           Very truly yours,


                                           Bracewell   &    Patterson,L.L.P.




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                                                    May 1, 1997



Bracewell & Patterson, L.L.P.
711 Louisiana Street
Suite 2900
Houston, Texas 77002

         Re:      Southdown, Inc.
                  1991 Nonqualified Option Plan
                  For Non-Employee Directors
                  Registration Statement on Form S-8

Dear Gentlemen and Ladies:

                  We have been asked to render this opinion as Louisiana counsel to Southdown, Inc., a Louisiana corporation (the "Company"), in connection with the Registration Statement on Form S-8 filed by the Company under the Securities Act of 1933, as amended (the "Registration Statement"), with respect to 250,000 shares of the Company's Common Stock, $1.25 par value per share (the "Shares"), issuable upon the exercise of stock options to be granted under the Southdown, Inc. 1991 Nonqualified Stock Option Plan for Non-Employee Directors (the "Plan") and related agreements (each an "Agreement") as provided for by the provisions of the Plan. The Company has previously filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, a Registration Statement on Form S-8 relating to 150,000 shares of Common Stock subject to the Plan.

                  In connection with this representation and our opinion rendered in this letter, we have reviewed copies of the following documents: (a) the Plan; (b) a specimen of the certificates to be used to represent the Shares (the "Certificates"); (c) the Restated Articles of Incorporation of the Company, as amended through this date; (d) the Bylaws of the Company, as amended through this date; (e) certain resolutions of the Board of Directors of the Company; and
(f) certificates of officers of the Company and of public officials.




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Southdown, Inc.
May 5, 1997
Page 2


                  For the purpose of the opinion expressed in this letter, we have assumed: (a) the legal capacity of all natural persons; (b) the genuineness of all signatures; (c) the authenticity of all documents, certificates and records submitted to us as originals, the conformity to original documents, certificates and records of all documents, certificates and records submitted to us as copies or facsimiles and the authenticity of the originals of such copies or facsimiles; (e) the truthfulness of all statements of fact and representations and warranties contained in the documents, certificates and records submitted us; (e) the proper grant of options in accordance with the terms and conditions of the Plan and the pertinent Agreement; (f) that the purchase price for all Shares issued on the exercise of options granted under the Plan will have been paid in full in cash, property or services previously rendered to the Company prior to the issuance thereof and will not be less than the aggregate par value of the Shares so issued; and (g) that all documents, certificates and records referred to in this letter, including but not limited to the Plan and the Agreement, comply with all applicable laws other than the laws of the State of Louisiana.

                  Based upon and in reliance on the foregoing and subject to the qualifications, limitations and assumptions set forth herein, we are of the opinion that:

     1. The Company is duly incorporated, validly existing and in good standing under the laws of the State of Louisiana.

     2. The Shares have been duly authorized and, when issued, delivered and paid for, and when certificates representing the Shares shall have been executed in facsimile by proper officers of the Company, authenticated by the transfer agent for the Shares, and delivered for a consideration at least equal to the par value of the Shares, all in accordance with the provisions and conditions of the Plan and the Agreement, will be validly issued, fully paid and nonassessable.

     3. No personal liability will attach to the ownership of the Shares under the laws of the State of Louisiana.

                  The opinion expressed in this letter is subject to limitations imposed by the effect of general equitable principles, including without limitation the effect of concepts of good faith and fiduciary requirements. In addition, the opinion expressed in this letter is given only as of this date, is based on the law as in effect on this date and is limited to the matters stated herein and no opinion may be inferred beyond the matters expressly stated. We have no obligation, and will not undertake, to report to you or any third parties changes in facts or laws, statutes or case law.




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Southdown, Inc.
May 5, 1997
Page 3


                  We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5 to the Registration Statement and the used of our name therein. This opinion may not be used, circulated or quoted, in whole or in part, or relied upon for any other purpose or by any person other than you and the Company without our prior written consent.

                  We are members of the Louisiana Bar, and the opinion in this letter is based on and limited to the laws of the State of Louisiana. The opinion contained in this letter is limited in that we express no opinion with respect to federal laws, state blue sky or other securities laws, tax or environmental laws or matters, the laws of any municipality, county or other political subdivision of the State of Louisiana or any agency thereof, or the laws of any jurisdiction other than Louisiana.

                                        Very truly yours,



                                        Correro Fishman Haygood Phelps
                                            Weiss Walmsley & Casteix